Exhibit e

Variable Annuity Application
The Lincoln National Life Insurance Company (Company)
[Servicing Office - PO Box 2348, Fort Wayne IN 46801-2348] [Overnight Address: 1301 S. Harrison St., Fort Wayne, IN 46802-3425] [Service Center: 877-534-4636  Sales Desk: 877-533-0265]
Instructions: Please type or print. ANY ALTERATIONS TO THIS APPLICATION MUST BE INITIALED AND DATED BY THE APPLICANT.
ALL “REQUIRED” SECTIONS MUST BE COMPLETED.

[Product Name:                                                                                                                                                                                                                                ]

Type of Contract Being Applied For - Required
[Plan Type (Check One):  Traditional IRA                                                                                                           Roth IRA]

Contract Owner/Annuitant - Required
Name:

Date of Birth:

SSN:                                                                                                   Male                 Female                      Home Telephone:

Physical Address:   City, State & Zip Code:   Email Address:
Mobile Telephone:                                                                         Citizen of (Country):

Beneficiary(ies) - Required Beneficiaries share equally unless otherwise indicated. If a percentage is indicated, use whole number percentages and the allocation total must equal 100%. Additional beneficiaries can be listed below in Additional Remarks.
1.	% Primary Name:Date of Birth:
Relationship to Owner:                                                                                               Male                 Female                      SSN/TIN:
Email Address:                                                                                                                                          Telephone:
Physical Address:
2.	% Name:Date of Birth:
Relationship to Owner:                                                                                               Male                 Female                      SSN/TIN:
Email Address:                                                                                                                                          Telephone:
Physical Address:
 Primary                       Contingent
3.	% Name:Date of Birth:
Relationship to Owner:                                                                                               Male                 Female                      SSN/TIN:
Email Address:                                                                                                                                          Telephone:
Physical Address:
 Primary                       Contingent

Replacement Information - Required (All information needs to be completed.)
 Yes               No            Do you own any existing annuity contracts or life insurance policies?
(If Yes, the appropriate state version is required for applications signed in NAIC states.)
 Yes               No            Will the proposed contract replace or change any existing annuity or life insurance?
(Yes, complete the information below with the contract information being replaced AND provide the applicable state replacement form(s) for the state where the application is signed.)

Company	Approximate Transfer Amount	Policy/Contract Number	Replacement of Annuity/Life
		$	Annuity Life
		$	Annuity Life
		$	Annuity Life
Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.  Page 1 of 3

Additional Remarks

Declarations and Signature - Required
By signing on the next page I understand and agree that:
1.	The information contained in this application is true, complete, and correct to the best of my knowledge and belief.
2.	The statements made shall form the exclusive basis of any annuity issued.
3.	Checks must be made payable to The Lincoln National Life Insurance Company, not to the Representative/Agent. The cancelled check is the receipt.
4.	Only a Company officer can make, modify, discharge, or waive any of the Company’s rights.
5.
Under penalties of perjury, the Owner certifies that: (1) the Social Security Number(s) reported above for the Owner is the correct number (or the Owner is waiting for a number to be issued); and (2) the Owner is not subject to backup withholding either because (a) the Owner has not been notified by the Internal Revenue Service (IRS) that the Owner is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified the Owner he or she is no longer subject to backup withholding.

6.	Placing an annuity in an IRA or Roth IRA will result in no additional tax advantage from the annuity.
7.
[Residents of all states except DC, OK, PA, WA, CO, PR, AR, KY, LA, ME, NM, OH, RI, TN and VA please note: Any person who knowingly, and with intent to defraud any insurance company or other person, files or submits an application or statement of claim containing any materially false or deceptive information, or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties.

8.
For District of Columbia residents only: Warning: it is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

9.
For Oklahoma and Pennsylvania residents only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

10.
For Colorado residents only: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

11.
For Arkansas, Kentucky, Louisiana, Maine, New Mexico, Ohio, Rhode Island, Tennessee, Washington residents only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits. ]

I acknowledge receipt of a current prospectus and verify my understanding that all payments and values provided by the contract, when based on investment experience of the Variable Account, are variable and not guaranteed as to a dollar amount.

Contract Owner Signature:
Signed in City and State:
Date:

For Representative/Agent use only. Signature Required (All information needs to be completed.)
 Yes  No  Does the applicant have any existing annuity contracts or life insurance policies?
(If Yes, the appropriate state version is required for applications signed in NAIC states.)
 Yes   No  Will the proposed contract replace or change any existing annuity or life insurance?
(If Yes, complete the applicable state replacement form(s) for the state where the application is signed.)
The Representative/Agent hereby certifies all information contained in this application is true to the best of his/her knowledge and belief. The Representative/Agent also certifies that he/she has used only Company approved sales materials in conjunction with the sale and copies of all sales materials were left with the applicant(s).
The undersigned confirms this contract was principally negotiated, issued and delivered in the state where the application was signed. Any communication pertaining to this contract also occurred in the state where the application was signed.

Representative/Agent Signature: